News Release

FREYR Battery Reports Fourth Quarter and Full Year 2023 Results

New York, Oslo, and Newnan, GA, February 29, 2024, FREYR Battery, Inc. (NYSE: FREY) (“FREYR” or the “Company”), a developer of clean, next-generation battery cell production capacity, today reported financial results for the fourth quarter and full year of 2023.
Highlights:
•New operations update: another key milestone reached at Customer Qualification Plant. Building on recent technical achievements, FREYR’s Asset Mo team at the Customer Qualification Plant (“CQP”) conducted successful automated anode casting trials with active anode slurry in the second half of February. With the success of the cathode casting trials earlier in February and today’s announcement, the remaining major milestone before the expected start of automated production at the CQP is the integration of the casting webs across the cathode, anode, and merge units of the Casting and Unit Cell Assembly equipment using the highly complex Multi-Carrier System (“MCS”). FREYR expects to commence production of functional battery cells for customer samples using the full automation of the CQP in H1 2024.
•CQP progress to support U.S. Department of Energy Title 17 application. Based on recent achievements and the production road map at the CQP, FREYR is positioning the Company to qualify for a conditional commitment from the U.S. Department of Energy (“DOE”) Loan Programs Office by year-end 2024. The Company’s Title 17 application is tied to the development of Giga America using the 24M Technologies (“24M”) U.S.-based SemiSolidTM platform. Over the initial phase of the project, Giga America is expected to generate hundreds of jobs in Coweta County, GA and the surrounding areas.
•Launching FREYR 2.0 growth initiative. FREYR’s strong competitive and financial position is generating interest from a broad range of participants across the global battery value chain. Based on ongoing conversations with these stakeholders, the Company has established the FREYR 2.0 growth initiative, which encompasses the pursuit of five major opportunities tied to distinct projects using either the SemiSolid platform or conventional technology totaling more than 100 GWh of production capacity in the U.S. and Europe. The prospective end markets for these projects include both Energy Storage Systems (“ESS”) and passenger EV applications with the possibility to produce both LFP and NMC cells. Additionally, the 2.0 initiative includes separate potential inorganic opportunities to accelerate FREYR’s path to market and first revenues.

“The actions we have taken to strengthen our organization to accelerate FREYR’s path to first production and enhance our financial position are driving tangible progress,” said Birger Steen, FREYR’s Chief Executive Officer. “I am excited about the recent achievements of key milestones at the CQP, several exciting discussions we have ongoing with potential strategic partners, the completion of our redomicile to the U.S., and the continued progression of financing initiatives including the DOE Title 17 process. With the start of automated cell production at the CQP expected in the first half of 2024, we are executing our plan to demonstrate 24M at scale and to establish FREYR as the Western industrialization partner of choice in the global battery space.”
Recent news
•February operations update: On February 7th, 2024, FREYR published an operations and financial update indicating that the company had reached the milestone of automatically casting electrodes with active electrolyte slurry in a dry room environment at the Customer Qualification Plant (“CQP”) in Mo i Rana, Norway.

•Year-end 2023 cash balance of $276 million: Having ended the year with cash, restricted cash and equivalents of $275.7 million as indicated in the operations and financial update published on February 7th, and with FREYR’s reduced cash requirements for 2024 compared with 2023, FREYR has a two-year cash runway before any new financings associated with the DOE Title 17 process and/or the prospective
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project-level equity raise for Giga America. The Company’s 2024 spending will be focused on achieving production using the full automation at the CQP with 24M technology in H1 2024, the production ramp necessary to deliver testable cells from the CQP to our customers, the continued development of Giga America including costs necessary to obtain conditional credit approval in 2024 for the 24M-based gigafactory from the DOE Title 17 loan program, and pursuing a conventional technology agreement and project to accelerate the path to first revenues and diversify FREYR’s end markets. Timing and amounts of cash outlays could vary depending on the pace and progress of each of these and other initiatives.

•FREYR is now a U.S. company following completion of redomicile: On January 2nd, 2024, FREYR announced that the Company completed the process to redomicile from Luxembourg to the United States following a shareholder vote at the Company’s extraordinary general meeting on December 15, 2023. FREYR’s Board of Directors believes that redomiciling to the United States will enhance shareholder value by simplifying FREYR’s corporate structure and reporting requirements; expanding FREYR’s eligibility for inclusion in equity indexes which would trigger associated benchmarking by actively managed funds; aligning the Company more closely with New York Stock Exchange listing standards and SEC governance requirements; and positioning FREYR to better respond to global tax developments and U.S. incentive programs for battery manufacturers.

•CQP interim milestone: On October 4, 2023, FREYR published an operations update indicating that the teams at the CQP had successfully begun automatic electrode casting with solvent slurry. This technically complex step was an important milestone in the ongoing commissioning process at the CQP and a precursor to automated production of functional cells for customer samples at the CQP.

Business update

•CQP. FREYR’s teams at the CQP, in conjunction with the Company’s vendors and partners, are advancing towards the expected start of functional cell production for customer samples using the full automation of the CQP in H1 2024. As of publication, FREYR has completed handovers of 363 of 388 (94%) discrete production line equipment commissioning and testing packages. With operations under dry room conditions including automated production of electrodes underway and the commissioning process largely complete, the team’s’ collective emphasis has shifted from installation and commissioning the plant to producing functional cells. The remaining 6% of commissioning packages will be finalized upon final handover of the Casting & Unit Cell Assembly equipment to operations later this year, which is expected to take place after the commencement of functional cell production using the full automation of the CQP.

Results Overview, Financing, and Liquidity
•FREYR reported net loss attributable to stockholders for the fourth quarter of 2023 of $(24.2) million, or $(0.17) per diluted share compared to net income for the fourth quarter 2022 of $25.3 million or $0.20 per diluted share. The net loss in the fourth quarter of 2023 was primarily due to corporate overhead, spending to support FREYR's projects and business development activities, research and development spending, and severance and other termination benefits related to our restructuring, partially offset by a $8.5 million non-cash gain on warrant liability fair value adjustment. Net income in the fourth quarter of 2022 was driven by a $59.8 million non-cash gain on warrant liability fair value adjustment.
•For the full year ended December 31, 2023, FREYR reported net loss attributable to stockholders of $(71.9) million, or $(0.51) per diluted share compared to net loss of $(98.8) million, or $(0.83) per diluted share for the full year ended December 31, 2022. The net loss in 2023 was primarily due to corporate overhead, spending to support FREYR's projects and business development activities, and research and development spending, partially offset by gains on changes in warranty liabilities and foreign currency gains during the period.
•As of December 31, 2023, FREYR had cash, cash equivalents, and restricted cash of $275.7 million.
Business Outlook
FREYR is focused on advancing the following strategic mandates and milestones:
•Commencing production of functional cells for customer samples using the full automation of the CQP in H1 2024 is FREYR’s top strategic priority. Customer validation of the SemiSolid production process at
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giga scale and acceptance of product performance characteristics are key precursors to anticipated customer offtake conversions and unlocking potential project-level equity and debt financing, including through the DOE Title 17 program, for GIga America.
•Completing the DOE Title 17 application process and securing a conditional commitment from the Loan Programs Office before year-end 2024.
•Formalizing and announcing an agreement with a conventional battery technology solutions provider potentially in H1 2024.
•Targeting the formalization of commercial relationships to trigger development of the project options that are included in the FREYR 2.0 growth initiative.
•Maintaining the Company’s strong balance sheet and liquidity profile while making selected investments to advance FREYR’s strategic development.
.Presentation of Fourth Quarter and Full Year 2023 Results
A presentation will be held today, February 29, 2024, at 8:30 am Eastern Standard Time (2:30 pm Central European Time) to discuss financial results for the fourth quarter and full year 2023. The results and presentation material will be available for download at https://ir.freyrbattery.com.
To access the conference call, listeners should contact the conference call operator at the appropriate number listed below approximately 10 minutes prior to the start of the call.
Participant conference call dial-in numbers:
United States: 1 (646) 307-1963
United Kingdom: +44 20 3481 4247
Norway: +47 57 98 94 30
Denmark: +45 32 74 07 10
Spain: +34 910 489 958
Germany: +49 69 589964217
Sweden: +46 8 505 246 90

The participant passcode for the call is: 6712391
A webcast of the conference call will be broadcast simultaneously at https://app.webinar.net/bP012wvryqm on a listen-only basis. Please log in at least 10 minutes in advance to register and download any necessary software.

A replay of the webcast will be available at https://ir.freyrbattery.com/events-and-presentations/Events-Calendar/default.aspx.

***

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About FREYR Battery
FREYR Battery is a developer of clean, next-generation battery cell production capacity. The Company’s mission is to accelerate the decarbonization of global energy and transportation systems by producing clean, cost-competitive batteries. FREYR seeks to serve the primary markets of energy storage systems (“ESS”) and commercial mobility, and the Company maintains an ambition to serve the passenger electric vehicles market (“EV”). FREYR is commissioning and operating its Customer Qualification Plant (“CQP”) for technology development in Mo i Rana, Norway, and the company is commencing development of the Giga America battery manufacturing project in Coweta County, Georgia, in the U.S. To learn more about FREYR, please visit www.freyrbattery.com.

Investor contact:
Jeffrey Spittel
Head of Investor Relations
jeffrey.spittel@freyrbattery.com
Tel: (+1) 409-599-5706
Media contact:
Amy Jaick
Global Head of Communications
amy.jaick@freyrbattery.com
Tel: (+1) 973 713-5585
Cautionary Statement Concerning Forward-Looking Statements
All statements, other than statements of present or historical fact included in this presentation, including, without limitation, FREYR Battery’s (“FREYR”) ability to achieve automated, functional, customer-testable battery sample cells in H1 2024; scaling the SemiSolid platform as a path to sustainable competitive differentiation; FREYR’S cost and capital efficiency; FREYR’s plan to expand on the battery value chain into high value adjacencies and cultivate partnerships across the cell production technology spectrum; FREYR’s efforts to accelerate the path to commercialization; the pursuit of five major project opportunities in accordance with the FREYR 2.0 growth strategy; potential inorganic growth opportunities and the ability to generate revenue in the near-term through possible acquisitions; approaching milestones at FREYR’s CQP; customer acceptance and validation of the 24M SemiSolid process and product technology; securing a conditional commitment from the U.S. Department of Energy (“DOE”) through the Title 17 application under the Loan Programs Office; the development, financing, construction, timeline, capacity, and other usefulness of FREYR’s CQP, Giga Arctic, Giga America, and other planned or future production facilities or Gigafactories; any potential project equity raise for the development of Giga America; any potential benefits of the U.S. Inflation Reduction Act; establishing and/or announcing a conventional technology agreement; FREYR’s ability to reduce spending; any potential benefits of redomiciling to the U.S.; the giga-scalability of the 24M platform; and the implementation and effectiveness of FREYR’s overall business, technology, capital-raising and liquidity strategies are forward-looking statements.
These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside FREYR’s control and are difficult to predict. Additional information about factors that could materially affect FREYR is set forth under the “Risk Factors” section in (i) FREYR’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”) on September 1, 2022 and subsequent post-effective amendment thereto filed on January 5, 2024, (ii) FREYR Battery, Inc.’s Registration Statement on Form S-4 filed with the SEC on September 8, 2023 and subsequent amendments thereto filed on October 13, 2023, October 19, 2023 and October 31, 2023, (iii) FREYR’s annual report on Form 10-K filed with the SEC on February 27, 2023, and (iv) FREYR’s quarterly reports on Form 10-Q filed with the SEC on May 15, 2023, August 10, 2023, and November 9, 2023 and available on the SEC’s website at www.sec.gov. Except as otherwise required by applicable law, FREYR disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this presentation. Should underlying assumptions prove incorrect, actual results and projections could differ materially from those expressed in any forward-looking statements.
FREYR intends to use its website as a channel of distribution to disclose information which may be of interest or material to investors and to communicate with investors and the public. Such disclosures will be included on FREYR’s website in the ‘Investor Relations’ sections. FREYR also intends to use certain social media channels, including, but not limited to, Twitter and LinkedIn, as means of communicating with the public and investors about
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FREYR, its progress, products, and other matters. While not all the information that FREYR posts to its digital platforms may be deemed to be of a material nature, some information may be. As a result, FREYR encourages investors and others interested to review the information that it posts and to monitor such portions of FREYR’s website and social media channels on a regular basis, in addition to following FREYR’s press releases, SEC filings, and public conference calls and webcasts. The contents of FREYR’s website and other social media channels shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.FREYR Battery is a developer of clean, next-generation battery cell production capacity. The company’s mission is to accelerate the decarbonization of global energy and transportation systems by producing clean, cost-competitive batteries. FREYR seeks to serve the primary markets of energy storage systems (“ESS”) and commercial mobility, and the company maintains an ambition to serve the passenger electric vehicles market (“EV”). FREYR’s Customer Qualification Plant (“CQP”) for technology development is in service in Mo I Rana, Norway, and the company is commencing development of the Giga America battery manufacturing project in Coweta County, Georgia, in the U.S. To learn more about FREYR, please visit www.freyrbattery.com.

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FREYR BATTERY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands)

	As of December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$253,339	$443,063
Restricted cash	22,403	119,982
Prepaid assets	2,168	8,293
Other current assets	34,044	8,117
Total current assets	311,954	579,455

Property and equipment, net	366,357	210,777
Intangible assets, net	2,813	2,963
Long-term investments	22,303	—
Convertible note	—	19,954
Right-of-use asset under operating leases	24,476	14,538
Other long-term assets	4,282	11
Total assets	$732,185	$827,698

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$18,113	$6,765
Accrued liabilities and other	30,790	51,446
Share-based compensation liability	281	4,367
Total current liabilities	49,184	62,578

Warrant liability	2,025	33,849
Operating lease liability	18,816	11,144
Other long-term liabilities	27,444	—
Total liabilities	97,469	107,571

Commitments and contingencies

Stockholders' equity
Preferred stock, $0.01 par value, 10,000 shares authorized, none issued and outstanding as of December 31, 2023	—	—
Common stock, $0.01 par value, 355,000 shares authorized, and 139,705 issued and outstanding as of December 31, 2023	1,397	—
Ordinary share capital, no par value shares, 245,000 authorized, 139,854 issued, and 139,705 outstanding as of December 31, 2022	—	139,854
Additional paid-in capital	925,623	772,602
Treasury stock	—	(1,041)
Accumulated other comprehensive (loss) income	(18,826)	9,094
Accumulated deficit	(274,999)	(203,054)
Total stockholders' equity	633,195	717,455

Non-controlling interests	1,521	2,672
Total equity	634,716	720,127

Total liabilities and equity	$732,185	$827,698
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FREYR BATTERY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In Thousands, Except per Share Amounts)

	Three months ended December 31,		Years ended December 31,
	2023	2022	2023	2022
Operating expenses:
General and administrative	$22,728	$29,469	$108,133	$107,357
Research and development	10,162	4,380	28,457	13,574
Restructuring charge	6,016	—	6,016	—
Share of net loss of equity method investee	171	426	379	1,557
Total operating expenses	39,077	34,275	142,985	122,488
Loss from operations	(39,077)	(34,275)	(142,985)	(122,488)

Other income (expense):
Warrant liability fair value adjustment	8,515	59,771	31,763	14,183
Convertible note fair value adjustment	—	(544)	1,074	(277)
Interest income, net	3,907	1,691	9,949	1,780
Foreign currency transaction gain (loss)	309	(2,903)	20,855	2,512
Other income, net	1,889	1,227	6,918	5,171
Total other income (expense)	14,620	59,242	70,559	23,369
(Loss) income before income taxes	(24,457)	24,967	(72,426)	(99,119)
Income tax expense	(329)	—	(670)	—
Net (loss) income	(24,786)	24,967	(73,096)	(99,119)
Net loss attributable to non-controlling interests	634	328	1,151	328
Net (loss) income attributable to stockholders	$(24,152)	$25,295	$(71,945)	$(98,791)

Weighted average shares outstanding:
Basic	139,705	123,455	139,705	118,474
Diluted	139,705	127,889	139,705	118,474

Net income (loss) per share:
Basic	$(0.17)	$0.20	$(0.51)	$(0.83)
Diluted	$(0.17)	$0.20	$(0.51)	$(0.83)

Other comprehensive income (loss):
Net (loss) income	$(24,786)	$24,967	$(73,096)	$(99,119)
Foreign currency translation adjustments, net of tax	20,089	26,165	(27,920)	9,618
Total comprehensive (loss) income	(4,697)	51,132	(101,016)	(89,501)
Comprehensive loss attributable to non-controlling interests	634	328	1,151	328
Comprehensive (loss) income attributable to stockholders	$(4,063)	$51,460	$(99,865)	$(89,173)

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FREYR BATTERY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	For the years ended December 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(73,096)	$(99,119)
Adjustments to reconcile net loss to cash used in operating activities:
Share-based compensation expense	11,595	8,643
Depreciation and amortization	3,344	478
Loss on U.S. joint venture consolidation	—	1,619
Reduction in the carrying amount of right-of-use assets	1,351	1,458
Warrant liability fair value adjustment	(31,763)	(14,183)
Convertible note fair value adjustment	(1,074)	277
Share of net loss of equity method investee	379	1,557
Foreign currency transaction net unrealized gain	(19,648)	(2,868)
Other	469	2
Changes in assets and liabilities:
Prepaid assets and other current assets	4,487	(3,664)
Other long-term assets	—	—
Accounts payable, accrued liabilities and other	20,039	17,385
Operating lease liability	(4,012)	(1,594)
Net cash used in operating activities	(87,929)	(90,009)

Cash flows from investing activities:
Proceeds from property related grants	3,500	10,461
Purchases of property and equipment	(187,823)	(180,787)
Investments in equity method investee	(1,655)	(3,000)
Asset acquisition, cash acquired	—	300
Purchases of other long-term assets	(1,000)	(2,000)
Net cash used in investing activities	(186,978)	(175,026)

Cash flows from financing activities:
Proceeds from issuance of ordinary shares, net	—	251,124
Repurchase of treasury shares	—	(1,052)
Net cash provided by financing activities	—	250,072

Effect of changes in foreign exchange rates on cash, cash equivalents, and restricted cash	(12,396)	12,381
Net decrease in cash, cash equivalents, and restricted cash	(287,303)	(2,582)
Cash, cash equivalents, and restricted cash at beginning of period	563,045	565,627
Cash, cash equivalents, and restricted cash at end of period	$275,742	$563,045

Reconciliation to consolidated balance sheets:
Cash and cash equivalents	$253,339	$443,063
Restricted cash	22,403	119,982
Cash, cash equivalents, and restricted cash	$275,742	$563,045
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